Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64164) pertaining to The Retirement Plan of Agilysys, Inc., of our report dated June 27, 2008, with respect to the financial statements and schedule of The Retirement Plan of Agilysys, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Cleveland, Ohio
June 27, 2008

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